UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D. C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d)of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): July 18, 2011

First Financial Holdings, Inc.
(Exact name of registrant as specified in charter)

Delaware	0-17122	57-0866076
State or other jurisdiction of incorporation	Commission File Number	I.R.S. Employer I.D. number

2440 Mall Drive, Charleston, South Carolina 29406
(Address of principal executive offices)

Registrant's telephone number (including area code): (843) 529-5933

Not applicable
(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.06  Material Impairment

On July 18, 2011, First Financial Holdings, Inc. (“First Financial”) issued a press release announcing that  First Financial will record a provision for loan losses of approximately $73 million on a pre-tax basis.  The charge is a result of reclassifying approximately $155 million of certain nonperforming and performing loans to held for sale status as of June 30, 2011 in connection with pursuing potential loan sale alternatives that are expected to result in the disposition of these assets by calendar year end.  The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 9 -- Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit (99.1). Press release dated July 18, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL HOLDINGS, INC

/s/ Blaise B. Bettendorf
Blaise B. Bettendorf
Executive Vice President
and Chief Financial Officer

Date: July 18, 2011

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated July 18, 2011